Exhibit 5.1

[Letterhead of Kane Kessler, P.C.]

March 10, 2021

Clarus Corporation

2084 East 3900 South

Salt Lake, UT 84124

Re:	Registration Statement on Form S-3 of Clarus Corporation

Ladies and Gentlemen:

We have acted as special counsel to Clarus Corporation, a Delaware corporation (the “Company”), and the Subsidiary Guarantors (as defined below), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (A) (i) shares of common stock of the Company, par value $0.0001 per share (the “Common Shares”); (ii) shares of preferred stock of the Company, par value $0.0001 per share (the “Preferred Shares”); (iii) debt securities of the Company (the “Debt Securities”); (iv) warrants of the Company (the “Warrants”); (v) Rights (as defined below) and (iv) guarantees (each, a “Subsidiary Guarantee”) by certain of the Company’s subsidiaries (the “Subsidiary Guarantors”); and (B) up to 2,028,464 Common Shares to be offered by certain selling stockholders of the Company (the “Stockholder Shares”). The Common Shares, Preferred Shares, Debt Securities, Rights, Warrants and Stockholder Shares may be issued and sold or delivered from time to time as set forth in the Registration Statement, and amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Securities Act Rules”).

Each Common Share will be accompanied by, if issued prior to the termination of or such earlier event as specified in the Plan (as hereinafter defined), a right (each, a “Right” and collectively, the “Rights”) to purchase under certain circumstances, from the Company, one one-hundredth of a share of the Company’s series a junior participating preferred stock, par value $0.0001 per share (the “Series A Junior Participating Preferred Stock”), pursuant to a Rights Agreement, dated as of February 12, 2008 (the “Plan”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”) for which no separate consideration will be received. The Rights associated with the Common Shares initially will trade together with the Common Shares.

Clarus Corporation

Re: Registration Statement on Form S-3

The Debt Securities will be issued in one or more series pursuant to an indenture (as amended or supplemented from time to time, the “Indenture”) to be entered into among the Company and a trustee to be named therein (the “Trustee”), and any Subsidiary Guarantors, as applicable.

In our capacity as special counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Amended and Restated Certificate of Incorporation of the Company, including the Certificate of Designation of the Series A Junior Participating Preferred Stock, as amended to date and currently in effect (the “Amended and Restated Certificate”), (ii) the Amended and Restated By-laws of the Company currently in effect (the “By-laws”), and certain records of the Company’s and Subsidiary Guarantors’ corporate proceedings as reflected in respective minute books; (iii) the Plan; and (iv) the Registration Statement, in the form it is to be filed with the Commission on the date hereof. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Subsidiary Guarantors including that the number of Common Shares, Rights, and Preferred Shares, as the case may be, which the Company is authorized to issue in its Amended and Restated Certificate exceeds (i) the number of Common Shares, Rights or the number of Preferred Shares outstanding, as the case may be, (ii) the number of Common Shares, Rights or Preferred Shares, as the case may be, held as treasury shares, and (iii) the number of Common Shares, Rights or Preferred Shares, as the case may be, which the Company is obligated to issue (or has otherwise reserved for issuance for any purpose) and we have assumed for purposes of our opinion herein that such condition will remain true at all future times relevant to this opinion. We have also relied on certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

We have assumed for purposes of this opinion that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Indenture and any supplemental indentures thereto will be duly authorized, executed and delivered by the Trustee and constitutes a legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iii) the Trustee and the Rights Agent, as the case may be, are duly qualified to engage in the activities contemplated by the Indenture or the Plan, as the case may be; (iv) the Trustee and the Rights Agent, as the case may be, have the requisite organizational and legal power and authority to perform their respective obligations under the Indenture or the Plan, as the case may be; (v) the Trustee is qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 will be properly filed as an exhibit to the Registration Statement; and (vi) any Debt Securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have also assumed that the terms of the Offered Debt Securities (as defined below), Offered Subsidiary Guarantees (as defined below) and the Rights will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or the Subsidiary Guarantors or their properties are subject, (ii) any law, rule or regulation to which the Company or the Subsidiary Guarantors are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Clarus Corporation

Re: Registration Statement on Form S-3

We have assumed further that (i) each of the Subsidiary Guarantors has duly authorized, executed and delivered the Indenture in accordance with the law of the jurisdiction in which it was organized, (ii) execution, delivery and performance by each of the Subsidiary Guarantors of the Indenture and the Subsidiary Guarantees do not and will not violate the certificate of incorporation, certificate of formation, by-laws, limited liability company agreement, as the case may be, of the Subsidiary Guarantors or the law of the jurisdiction in which each such Subsidiary Guarantor was organized or any other applicable law (excepting the law of the State of New York and the federal laws of the United States) and (iii) the execution, delivery and performance by the Company and each Subsidiary Guarantor of the Indenture, the Debt Securities and the Subsidiary Guarantees, as the case may be, do not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

We have also assumed that (i) at the time of issuance and delivery of the Rights, the Plan will be the valid and legally binding obligation of the Rights Agent, (ii) the Rights Agent is validly existing under the law of the jurisdiction in which it is organized and (iii) at the time of issuance and delivery of the Rights, there are a sufficient number of Rights and shares of Series A Junior Preferred Stock authorized under the Plan and the Amended and Restated Certificate of Incorporation, as the case may be, and the Plan and are not otherwise reserved for issuance.

Based upon and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, we are of the opinion that:

Clarus Corporation

Re: Registration Statement on Form S-3

1.       With respect to any Common Shares to be offered to the public pursuant to the Registration Statement (the “Offered Common Shares”), assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate Prospectus Supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares and the Rights and related matters; (v) the issuance and sale of the Offered Common Shares and the Rights do not violate any applicable law or the Amended and Restated Certificate or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the due issuance and delivery of the Offered Common Shares and the Rights, upon payment of adequate consideration therefor (not less than the par value of the Offered Common Shares) in accordance with the Registration Statement and Prospectus Supplement and, if applicable, a definitive underwriting agreement is approved by the Board of Directors of the Company, the Offered Common Shares, when issued, will be validly issued, fully paid and non-assessable.

2.       With respect to any series of Preferred Shares to be offered to the public pursuant to the Registration Statement (the “Offered Preferred Shares”), assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate Prospectus Supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Preferred Shares and related matters; (v) a certificate of designation with respect to the Offered Preferred Shares has been properly filed with the Secretary of State of the State of Delaware; (vi) the issuance and sale of the Offered Preferred Shares does not violate any applicable law or the Amended and Restated Certificate or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the due issuance and delivery of the Offered Preferred Shares, upon payment of adequate consideration therefore (not less than the par value of the Offered Preferred Shares) in accordance with the Registration Statement and Prospectus Supplement and, if applicable, a definitive underwriting agreement is approved by the Board of Directors of the Company, the Offered Preferred Shares, when issued, will be validly issued, fully paid and non-assessable.

Clarus Corporation

Re: Registration Statement on Form S-3

3.       With respect to any series of Debt Securities to be offered to the public pursuant to the Registration Statement (the “Offered Debt Securities”), assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate Prospectus Supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) each Indenture and any supplemental indenture in respect of such Offered Debt Securities provides that it shall be governed by New York law, that courts other than New York courts will give effect to such choice of law, and shall have been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Amended and Restated Certificate or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) an implied covenant of good faith and fair dealing, (d) public policy considerations which may limit the rights of parties to obtain remedies, (e) the waivers of any usury defense contained in the Indentures which may be unenforceable, (f) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (g) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

Clarus Corporation

Re: Registration Statement on Form S-3

4.       With respect to any Warrants to be offered to the public pursuant to the Registration Statement (the “Offered Warrants”), assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate Prospectus Supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Warrants and related matters; (v) the issuance and sale of the Offered Warrants does not violate any applicable law or the Amended and Restated Certificate or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Common Shares or the Preferred Shares relating to such Offered Warrants have been duly authorized for issuance; (vii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (viii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) an implied covenant of good faith and fair dealing and (d) public policy considerations which may limit the rights of parties to obtain remedies.

Clarus Corporation

Re: Registration Statement on Form S-3

5.       With respect to any Subsidiary Guarantee of Offered Debt Securities offered by any Subsidiary Guarantor pursuant to the Registration Statement (the “Offered Subsidiary Guarantee”), assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate Prospectus Supplement or term sheet with respect to the Offered Subsidiary Guarantee has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Offered Subsidiary Guarantee is to be issued pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary Guarantor and the other parties thereto; (iv) all necessary corporate action, including any required action by such Subsidiary Guarantor’s board of directors, sole member or managers, as applicable, or any authorized committee thereof, or other action has been taken by such Subsidiary Guarantor to approve the issuance and terms of the Offered Subsidiary Guarantee and related matters; (v) each Indenture and any supplemental indenture in respect of such Offered Subsidiary Guarantee provides that it shall be governed by New York law, that courts other than New York courts will give effect to such choice of law, and shall have been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Subsidiary Guarantee and of its issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee so as not to violate any applicable law or the organizational or governing documents of such Subsidiary Guarantor or result in a default under or breach of any agreement or instrument binding upon such Subsidiary Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Subsidiary Guarantor; and (vii) the Offered Subsidiary Guarantee has been duly executed, delivered in accordance with the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and duly issued in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, such Offered Subsidiary Guarantee, when issued and sold in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of such Subsidiary Guarantor, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) an implied covenant of good faith and fair dealing, (d) public policy considerations which may limit the rights of parties to obtain remedies, (e) the waivers of any usury defense contained in the Indentures which may be unenforceable, (f) requirements that a claim with respect to any Offered Subsidiary Guarantee denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (g) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

Clarus Corporation

Re: Registration Statement on Form S-3

6.       With respect to the Rights, when (A) all actions and conditions with respect to the Common Shares referred to in opinion paragraph number 1 above have been taken or satisfied; and (B) if and when separated from the Common Shares, the Rights have been duly executed, countersigned or authenticated by the Rights Agent, registered and delivered, the Rights attached to the Common Shares in accordance with the Plan will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) an implied covenant of good faith and fair dealing, and (d) public policy considerations which may limit the rights of parties to obtain remedies. In addition, in our opinion with respect to the Rights and the Plan, (i) we express no opinion as to any determination a court of competent jurisdiction may make regarding whether the Board of Directors would be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time, (ii) we have assumed that the members of the Board of Directors acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Plan, and (iii) we address the Rights and the Plan in their entirety, and it is not settled whether the invalidity of any particular provision of the Plan or of the Rights issued thereunder would result in invalidating such Plan or Rights in their entirety.

7.       The 2,028,464 Stockholder Shares to be offered by certain selling stockholders of the Company pursuant to the Registration Statement are validly issued, fully paid and non-assessable.

We express no opinion as to the validity, legally binding effect or enforceability of any provision of the Indenture, any supplemental indenture, or the Offered Debt Securities that requires or relates to payment of any interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. In addition, we express no opinion as to the validity, legally binding effect or enforceability of (i) the waiver of rights and defenses contained in the Indenture, Offered Debt Securities, the Plan or the Rights or (ii) provisions of the Indenture, Offered Debt Securities, the Plan or the Rights relating to severability.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus, which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Clarus Corporation

Re: Registration Statement on Form S-3

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States. We are not admitted or qualified to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we deem necessary to render the opinions contemplated herein. We express no opinion regarding the Securities Act, or any other federal or state securities laws or regulations.

The opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Very truly yours,

/s/ Kane Kessler, P.C.

By:	Kane Kessler, P.C.